Cinemark Celebrates Record-Breaking Achievements in 2025,

Including its Highest Grossing Box Office Since 2019

Plano, TX – January 6, 2026 – Cinemark Holdings, Inc. (NYSE: CNK), one of the world’s largest and most influential theatrical exhibition companies, today announced that in 2025 it achieved its highest-grossing domestic box office since the onset of the pandemic, exceeding its high watermark set in 2023 and surpassing North American industry performance. This result is illustrative of Cinemark’s overall market strength as well as how its ongoing strategic initiatives have positioned the exhibitor for growth and success in the current environment and beyond.

Cinemark also set a range of additional record-breaking domestic box office results throughout 2025, including:

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All-time high Memorial Day Weekend.
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Biggest PG-rated opening ever with A Minecraft Movie.
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Second-largest horror opening ever with The Conjuring: Last Rites.
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Second-highest Thanksgiving weekend ever, trailing only 2024’s record-breaking results.
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Largest Christmas Day box office and highest-attended New Year’s Eve since 2019.
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Highest-grossing non-traditional content year in company history, including Cinemark’s biggest anime film ever with Demon Slayer: Infinity Castle.

Cinemark’s box office success is the result of an ongoing focus on consistently delivering unmatched entertainment and value for its guests, targeted efforts to build audiences and maximize content performance, strategic pricing actions, and meaningful sustained investments to further enhance the quality of consumer experiences. This concentrated focus yielded the following additional domestic records and advancements in 2025:

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All-time high box office results across XD, IMAX and ScreenX enhanced formats.
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Highest-ever revenue generated by D-BOX motion seats.
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Expanded rollout of laser projection, luxury recliners and advanced sound systems.
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Sustained industry leadership of Cinemark’s Movie Club membership program achieving a new record level of subscriptions.
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Strong guest service scores with 95 percent of surveyed moviegoers reporting high satisfaction with their visit.

"2025 was another defining year for Cinemark that once again demonstrated the strength of our operating capabilities, execution and distinctive competitive advantages," said Sean Gamble,

President and CEO of Cinemark Holdings, Inc. "Our relentless focus on delivering exceptional entertainment experiences and value for our guests, supplemented by the significant impact of our sophisticated marketing, programming and pricing actions, continued to sustain our strong market share gains and produced numerous record-breaking box office results throughout the year. We are thrilled to have achieved a new post-pandemic high with our 2025 box office performance and are enthusiastic about the abundance of opportunities we have to drive further growth as we move ahead.”

About Cinemark Holdings, Inc.

Cinemark Holdings, Inc. (NYSE: CNK) provides extraordinary out-of-home entertainment experiences as one of the largest and most influential theatrical exhibition companies in the world. Based in Plano, Texas, Cinemark makes every day cinematic for moviegoers across nearly 500 theaters and more than 5,500 screens, operating in 42 states in the U.S. (304 theaters; 4,249 screens) and 13 South and Central American countries (193 theaters; 1,395 screens). Cinemark offers guests superior sight and sound technology, including Barco laser projection and Cinemark XD, the world’s No. 1 exhibitor-branded premium large format; industry-leading penetration of upscale amenities such as expanded food and beverage offerings, Luxury Lounger recliners and D-BOX motion seats; top-notch guest service; and award-winning loyalty programs such as Cinemark Movie Club. All of this creates an immersive environment for a shared, entertaining escape, underscoring that there is no place more cinematic than Cinemark. For more information, visit https://ir.cinemark.com.

For full details about the Cinemark moviegoing experience, visit Cinemark.com or download the Cinemark app. Click HERE for general Cinemark images and b-roll.

Cinemark Contacts:

Media:
Julia McCartha
pr@cinemark.com

Investors:
Chanda Brashears
investors@cinemark.com